PRICING SUPPLEMENT No. ARC 3988 dated September 30, 2024 (To Product Supplement No. WF1 dated July 20, 2022, Prospectus Supplement dated May 26, 2022 and Prospectus dated May 26, 2022)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-264388

Bank of Montreal Senior Medium-Term Notes, Series I Equity Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

■	Linked to the lowest performing of the common stock of Hess Corporation, the common stock of Schlumberger N.V. and the common stock of Suncor Energy Inc. (each referred to as an “Underlying Stock”)
■	Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon payment, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day. The lowest performing Underlying Stock on any calculation day is the Underlying Stock that has the lowest stock closing price on that calculation day as a percentage of its starting price
■	Contingent Coupon. The securities will pay a contingent coupon payment on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the stock closing price of the lowest performing Underlying Stock on the calculation day for that quarter is greater than or equal to its coupon threshold price. If the stock closing price of the lowest performing Underlying Stock on one or more calculation days is less than its coupon threshold price and, on a subsequent calculation day, the stock closing price of the lowest performing Underlying Stock on that subsequent calculation day is greater than or equal to its coupon threshold price, the securities will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). If the stock closing price of the lowest performing Underlying Stock on a calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related quarterly contingent coupon payment date. In addition, if the stock closing price of the lowest performing Underlying Stock on a calculation day is less than its coupon threshold price and the stock closing price of the lowest performing Underlying Stock on each subsequent calculation day up to and including the final calculation day is less than its coupon threshold price, you will not receive the unpaid contingent coupon payments in respect of those calculation days. If the stock closing price of the lowest performing Underlying Stock is less than its coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold price for each Underlying Stock is equal to 65% of its starting price. The contingent coupon rate is 12.00% per annum
■	Automatic Call. If the stock closing price of the lowest performing Underlying Stock on any of the quarterly calculation days scheduled to occur from December 2024 to June 2027, inclusive, is greater than or equal to its starting price, the securities will be automatically called for the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments
■	Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the stock closing price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its downside threshold price. If the stock closing price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, you will lose more than 40%, and possibly all, of the face amount of your securities. The downside threshold price for each Underlying Stock is equal to 60% of its starting price
■	If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Underlying Stock from its starting price if its stock closing price on the final calculation day is less than its downside threshold price, but you will not participate in any appreciation of any Underlying Stock and will not receive any dividends on any Underlying Stock
■	Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day. You will not benefit in any way from the performance of the better performing Underlying Stocks. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if the other Underlying Stocks perform favorably
■	All payments on the securities are subject to our credit risk, and you will have no ability to pursue the issuer of any Underlying Stock for payment; if Bank of Montreal defaults on its obligations, you could lose some or all of your investment
■	No exchange listing; designed to be held to maturity or automatic call

On the date of this pricing supplement, the estimated initial value of the securities was $952.50 per security. As discussed in more detail in this pricing supplement, the actual value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS- 10 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement.

The securities are the unsecured obligations of Bank of Montreal, and, accordingly, all payments on the securities are subject to the credit risk of Bank of Montreal. If Bank of Montreal, as issuer, defaults on its obligations, you could lose some or all of your investment. The securities are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Bank of Montreal
Per Security	$1,000.00	$23.25	$976.75
Total	$3,378,000.00	$78,538.50	$3,299,461.50
(1)	Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.
(2)	In addition to the forgoing, in respect of certain securities sold in this offering, our affiliate, BMO Capital Markets Corp. (“BMOCM”), may pay a fee of up to $3.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

Terms of the Securities
Issuer:	Bank of Montreal (the “Bank”).
Market Measures:	The common stock of Hess Corporation (“HES”), the common stock of Schlumberger N.V. (“SLB”) and the common stock of Suncor Energy Inc. (“SU”) (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”).
Pricing Date:	September 30, 2024.
Issue Date:	October 3, 2024.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payments (with Memory Feature):

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the stock closing price of the lowest performing Underlying Stock on the related calculation day is greater than or equal to its coupon threshold price. Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward. In addition, if the stock closing price of the lowest performing Underlying Stock on one or more calculation days is less than its coupon threshold price and, on a subsequent calculation day, the stock closing price of the lowest performing Underlying Stock on that subsequent calculation day is greater than or equal to its coupon threshold price, the securities will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid).

If the stock closing price of the lowest performing Underlying Stock on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. In addition, if the stock closing price of the lowest performing Underlying Stock on a calculation day is less than its coupon threshold price and the stock closing price of the lowest performing Underlying Stock on each subsequent calculation day up to and including the final calculation day is less than its coupon threshold price, you will not receive the unpaid contingent coupon payments in respect of those calculation days. If the stock closing price of the lowest performing Underlying Stock is less than its coupon threshold price on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:	Quarterly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.
Contingent Coupon Rate:	The “contingent coupon rate” is 12.00% per annum.
Calculation Days:	Quarterly, on the 24th day of each March, June, September and December, commencing December 2024 and ending in June 2027, and the final calculation day, each subject to postponement as described below under “— Market Disruption Events and Postponement Provisions.” We refer to September 24, 2027 as the “final calculation day.”
Automatic Call:

If the stock closing price of the lowest performing Underlying Stock on any of the calculation days scheduled to occur from December 2024 to June 2027, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment, and any previously unpaid contingent coupon payments. The securities will not be subject to automatic call until the first calculation day, which is approximately three months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Stated Maturity Date:	September 29, 2027, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any, and any previously unpaid contingent coupon payments, if due). The “maturity payment amount” per security will equal:

•    if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its downside threshold price: $1,000; or

•    if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price:

$1,000 × performance factor of the lowest performing Underlying Stock on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, you will lose more than 40%, and possibly all, of the face amount of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Underlying Stock, but you will have full downside exposure to the lowest performing Underlying Stock on the final calculation day if the ending price of that Underlying Stock is less than its downside threshold price.

Lowest Performing Underlying Stock:	For any calculation day, the “lowest performing Underlying Stock” will be the Underlying Stock with the lowest performance factor on that calculation day.
Performance Factor:	With respect to an Underlying Stock on any calculation day, its stock closing price on such calculation day divided by its starting price (expressed as a percentage).
Stock Closing Price:	With respect to each Underlying Stock, stock closing price has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.
Starting Price:

With respect to HES: $135.80, which was its stock closing price on the pricing date.

With respect to SLB: $41.95, which was its stock closing price on the pricing date.

With respect to SU: $36.92, which was its stock closing price on the pricing date.

Ending Price:	The “ending price” of an Underlying Stock will be its stock closing price on the final calculation day.
Coupon Threshold Price:

With respect to HES: $88.27, which is equal to 65% of its starting price.

With respect to SLB: $27.2675, which is equal to 65% of its starting price.

With respect to SU: $23.998, which is equal to 65% of its starting price.

Downside Threshold Price:

With respect to HES: $81.48, which is equal to 60% of its starting price.

With respect to SLB: $25.17, which is equal to 60% of its starting price.

With respect to SU: $22.152, which is equal to 60% of its starting price.

Market Disruption Events and Postponement Provisions:	Each calculation day (including the final calculation day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each contingent coupon payment date, the call settlement date, and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.
Calculation Agent:	BMO Capital Markets Corp. (“BMOCM”)
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences and the Canadian federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations” below, and the sections of the product supplement entitled “United States Federal Tax Considerations” and “Canadian Federal Income Tax Consequences.”

PRS-3

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

Agent:

Wells Fargo Securities, LLC (“WFS”). The agent will receive the agent discount set forth on the cover page of this document. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent discount that it receives to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, BMOCM may pay a fee of up to $3.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

WFS, BMOCM and/or one or more of their respective affiliates expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conduct hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
CUSIP:	06376BSF6

PRS-4

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

Additional Information About the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF1 dated July 20, 2022, the prospectus supplement dated May 26, 2022 and the prospectus dated May 26, 2022 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

Our Central Index Key, or CIK, on the SEC website is 927971. When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Bank of Montreal.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if that address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product Supplement No. WF1 dated July 20, 2022:

https://www.sec.gov/Archives/edgar/data/927971/000121465922009020/r715220424b5.htm

•	Prospectus Supplement and prospectus dated May 26, 2022:

https://www.sec.gov/Archives/edgar/data/927971/000119312522160519/d269549d424b5.htm

PRS-5

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

Estimated Value of the Securities

Our estimated initial value of the securities on the pricing date that is set forth on the cover page of this pricing supplement equals the sum of the values of the following hypothetical components:

•	a fixed-income debt component with the same tenor as the securities, valued using our internal funding rate for structured notes; and

•	one or more derivative transactions relating to the economic terms of the securities.

The internal funding rate used in the determination of the initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The value of these derivative transactions is derived from our internal pricing models. These models are based on factors such as the traded market prices of comparable derivative instruments and on other inputs, which include volatility, dividend rates, interest rates and other factors. As a result, the estimated initial value of the securities on the pricing date was determined based on market conditions at that time.

For more information about the estimated initial value of the securities, see “Selected Risk Considerations” below.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek an investment with contingent coupon payments at a rate of 12.00% per annum until the earlier of stated maturity or automatic call, if, and only if, the stock closing price of the lowest performing Underlying Stock on the applicable calculation day is greater than or equal to 65% of its starting price;

▪	understand that if the securities are not automatically called prior to the stated maturity date, and the ending price of the lowest performing Underlying Stock on the final calculation day has declined by more than 40% from its starting price, they will be fully exposed to the decline in the lowest performing Underlying Stock from its starting price and will lose more than 40%, and possibly all, of the face amount at stated maturity;

▪	are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

▪	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be limited and as short as approximately three months;

▪	understand that the return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day and that they will not benefit in any way from the performance of the better performing Underlying Stocks;

▪	understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock;

▪	understand and are willing to accept the full downside risks of each Underlying Stock;

▪	are willing to forgo participation in any appreciation of any Underlying Stock and dividends paid on any Underlying Stocks; and

▪	are willing to hold the securities until maturity or automatic call.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or any earlier automatic call;

▪	require full payment of the face amount of the securities at stated maturity;

▪	seek a security with a fixed term;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page of this document;

▪	are unwilling to accept the risk that the stock closing price of the lowest performing Underlying Stock on the final calculation day may decline by more than 40% from its starting price;

▪	seek the certainty of current income over the term of the securities;

▪	seek exposure to the upside performance of any or each Underlying Stock;

▪	seek exposure to a basket composed of each Underlying Stock or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock;

▪	are unwilling to accept the risk of exposure to the Underlying Stocks;

▪	are unwilling to accept the credit risk of Bank of Montreal to obtain exposure to the Underlying Stocks; or

▪	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement, prospectus supplement and prospectus for risks related to an investment in the securities. For more information about the Underlying Stocks, please see the sections titled “Hess Corporation,” “Schlumberger N.V.” and “Suncor Energy Inc.” below.

PRS-7

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

Determining Payment on a Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment (including any previously unpaid contingent coupon payments) or you will not receive a contingent coupon payment, depending on the stock closing price of the lowest performing Underlying Stock on the related calculation day.

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day. The lowest performing Underlying Stock on any calculation day is the Underlying Stock that has the lowest performance factor on that calculation day. The performance factor of an Underlying Stock on a calculation day is its stock closing price on that calculation day as a percentage of its starting price (i.e., its stock closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day, as follows:

If the securities have not been automatically called, then at maturity you will receive (in addition to the final contingent coupon payment, if any, and any previously unpaid contingent coupon payments, if due) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day. The lowest performing Underlying Stock on the final calculation day is the Underlying Stock that has the lowest performance factor on the final calculation day. The performance factor of an Underlying Stock on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Underlying Stock, as follows:

PRS-8

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any, and any previously unpaid contingent coupon payments, if due) for a range of hypothetical performances of the lowest performing Underlying Stock on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on whether the securities are automatically called, the actual ending price of the lowest performing Underlying Stock on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.

PRS-9

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Terms And Structure Of The Securities

If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending price of the lowest performing Underlying Stock on the final calculation day.

If the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the price of the lowest performing Underlying Stock from its starting price (expressed as a percentage of its starting price). The downside threshold price for each Underlying Stock is 60% of its starting price. For example, if the securities are not automatically called and the lowest performing Underlying Stock on the final calculation day has declined by 40.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the face amount. As a result, you will not receive any protection if the price of the lowest performing Underlying Stock on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount at stated maturity, even if the price of the lowest performing Underlying Stock is greater than or equal to its starting price or its coupon threshold price at certain times during the term of the securities.

Even if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its downside threshold price, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Bank of Montreal or another issuer with a similar credit rating with the same stated maturity date.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each contingent coupon payment date you will receive a contingent coupon payment if, and only if, the stock closing price of the lowest performing Underlying Stock on the related calculation day is greater than or equal to its coupon threshold price. If the stock closing price of the lowest performing Underlying Stock on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. You will receive a previously unpaid contingent coupon payment on a subsequent contingent coupon payment date if and only if the stock closing price of the lowest performing Underlying Stock on the related calculation day is greater than or equal to its coupon threshold price. However, if the stock closing price of the lowest performing Underlying Stock on a calculation day is less than its coupon threshold price and the stock closing price of the lowest performing Underlying Stock on each subsequent calculation day up to and including the final calculation day is less than its coupon threshold price, you will not receive the unpaid contingent coupon payments in respect of those calculation days. If the stock closing price of the lowest performing Underlying Stock is less than its coupon threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If The Other Underlying Stocks Perform Favorably.

You are subject to the full risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if the other Underlying Stocks perform favorably. The securities are not linked to a basket composed of the Underlying Stocks, where the better performance of some Underlying Stocks could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Stock.

Your Return On The Securities Will Depend Solely On The Performance Of The Underlying Stock That Is The Lowest Performing Underlying Stock On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlying Stocks.

Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day. Although it is necessary for each Underlying Stock to close at or above its respective coupon threshold price on the relevant calculation day in order for you to receive a contingent coupon payment, and at or above its respective downside threshold price on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlying Stocks. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of the better performing Underlying Stocks would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.

PRS-10

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

You Will Be Subject To Risks Resulting From The Relationship Among The Underlying Stocks.

It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of the better performing Underlying Stocks is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Underlying Stock On The Final Calculation Day From Its Starting Price, But Will Not Participate In Any Positive Performance Of Any Underlying Stock.

Even though you will be fully exposed to a decline in the price of the lowest performing Underlying Stock on the final calculation day if its ending price is below its downside threshold price, you will not participate in any increase in the price of any Underlying Stock over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Underlying Stock.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Underlying Stocks and the correlation among the Underlying Stocks are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of an Underlying Stock, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the prices of the Underlying Stocks tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underlying Stocks or lower expected correlation among the Underlying Stocks as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the stock closing price of at least one Underlying Stock will be less than its coupon threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the stock closing price of the lowest performing Underlying Stock will be less than its downside threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to an Underlying Stock will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Underlying Stock or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying Stock on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final calculation day as postponed.

The Securities Are Subject To Credit Risk.

The securities are our obligations, and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness and you will have no ability to pursue the issuer of any Underlying Stock for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.

Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain.

There is no direct legal authority as to the proper U.S. federal tax treatment of the securities, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in this pricing supplement under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.

PRS-11

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Value Of The Securities On The Pricing Date, Based On Our Proprietary Pricing Models, Is Less Than The Original Offering Price.

Our initial estimated value of the securities is only an estimate, and is based on a number of factors. The original offering price of the securities exceeds our initial estimated value, because costs associated with offering, structuring and hedging the securities are included in the original offering price, but are not included in the estimated value. These costs include the agent discount and selling concessions, the profits that we and our affiliates and/or the agent and its affiliates expect to realize for assuming the risks in hedging our obligations under the securities, and the estimated cost of hedging these obligations.

The Terms Of The Securities Were Not Determined By Reference To The Credit Spreads For Our Conventional Fixed-Rate Debt.

To determine the terms of the securities, we used an internal funding rate that represents a discount from the credit spreads for our conventional fixed-rate debt. As a result, the terms of the securities are less favorable to you than if we had used a higher funding rate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

Our initial estimated value of the securities as of the date of this pricing supplement was derived using our internal pricing models. This value is based on market conditions and other relevant factors, which include volatility and correlation of the Underlying Stocks, dividend rates and interest rates. Different pricing models and assumptions, including those used by the agent, its affiliates or other market participants, could provide values for the securities that are greater than or less than our initial estimated value. In addition, market conditions and other relevant factors after the pricing date are expected to change, possibly rapidly, and our assumptions may prove to be incorrect. After the pricing date, the value of the securities could change dramatically due to changes in market conditions, our creditworthiness, and the other factors set forth in this pricing supplement. These changes are likely to impact the price, if any, at which WFS or its affiliates or any other party (including us or our affiliates) would be willing to purchase the securities from you in any secondary market transactions. Our initial estimated value does not represent a minimum price at which WFS or any other party (including us or our affiliates) would be willing to buy your securities in any secondary market at any time.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time, the secondary market price offered by it, WFA or any of their affiliates will be affected by changes in market conditions and other factors described in the next risk factor. WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by it, WFA or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. WFS has advised us that, if you hold the securities through an account with WFS, WFA or any of their affiliates, WFS expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS, WFA or any of their affiliates.

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current price of each Underlying Stock, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the Underlying Stocks; interest rates; volatility of the Underlying Stocks; correlation among the Underlying Stocks; time remaining to maturity; and dividend yields on the Underlying Stocks. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. The value of the securities will also be limited by the automatic call feature, because if the securities are automatically called, you will not receive the contingent coupon payments that would have accrued, if any, had the securities been called on a later calculation day or had the securities been held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of any or all of the Underlying Stocks. Because numerous factors are expected to affect the value of the securities, changes in the prices of the Underlying Stocks may not result in a comparable change in the value of the securities.

PRS-12

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Risks Relating To The Underlying Stocks

The Underlying Stocks Are Concentrated In One Sector, And A Small Number Of Securities May Adversely Affect The Performance Of The Underlying Stocks.

All of the Underlying Stocks are issued by companies in the energy sector. As a result, the performance of the Underlying Stocks and the value of the securities are concentrated in one sector. Although an investment in the securities will not give holders any ownership or other direct interests in the stocks comprising the Underlying Stocks, the return on an investment in the securities will be subject to certain risks associated with a direct equity investment in companies in the energy sector. Accordingly, by investing in the securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

Companies engaged in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions in the U.S. and/or the countries in which they conduct their operations or sell their goods and services. These companies may also be at risk for environmental damage claims.

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Underlying Stocks And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Underlying Stocks. Investing in the securities is not equivalent to investing in the Underlying Stocks. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held each Underlying Stock for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Underlying Stocks would have.

•	Historical Prices Of The Underlying Stocks Should Not Be Taken As An Indication Of Their Future Performance During The Term Of The Securities.

•	The Securities May Become Linked To The Common Stock Of A Company Other Than The Original Underlying Stock Issuers.

•	We, The Agent And Our Respective Affiliates Cannot Control Actions By The Underlying Stock Issuers.

•	We, The Agent And Our Respective Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.

•	You Have Limited Anti-dilution Protection.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. BMOCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, BMOCM will determine the stock closing prices of the Underlying Stocks and make any other determinations necessary to calculate any payments on the securities. In making these determinations, BMOCM may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” and “—Adjustment Events” in the accompanying product supplement. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and BMOCM’s determinations as calculation agent may adversely affect your return on the securities.

PRS-13

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

•	The estimated value of the securities was calculated by us and is therefore not an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the prices of the Underlying Stocks.

•	Business activities of our affiliates or any participating dealer or its affiliates with the Underlying Stock Issuers may adversely affect the prices of the Underlying Stocks.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the Underlying Stocks.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the Underlying Stocks.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment and any previously unpaid contingent coupon payments on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payment(s) received prior to the call settlement date and the contingent coupon payment(s) received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Underlying Stock on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if any, and any previously unpaid contingent coupon payments, if due). The performance factor of the lowest performing Underlying Stock on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical Performance Factor of Lowest Performing Index on Final Calculation Day	Hypothetical Maturity Payment Amount per Security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
59.99%	$599.90
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Underlying Stock. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.

PRS-15

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment (and any previously unpaid contingent coupon payments will be paid) and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date. The following examples show a series of three consecutive hypothetical calculation days and assume that the securities are subject to an automatic call on each such calculation day. The securities will not be subject to automatic call until the first calculation day, which is approximately three months after the issue date. These examples further assume that the total number of previously unpaid contingent coupons as of the first hypothetical calculation day is zero. The following examples reflect the contingent coupon rate of 12.00% per annum and assume the hypothetical starting price, coupon threshold price, downside threshold price and stock closing prices for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price, coupon threshold price or downside threshold price. The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and is not the actual starting price for any Underlying Stock. The actual starting price, coupon threshold price and downside threshold price for each Underlying Stock is set forth under “Terms of the Securities” above. For historical data regarding the actual stock closing prices of the Underlying Stocks, see the historical information provided below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. If the securities are automatically called prior to the stated maturity date, on the relevant contingent coupon payment date in either of the examples below, you would receive the face amount on the contingent coupon payment date in addition to the contingent coupon payment (and any previously unpaid contingent coupon payments).

Example 1 – Hypothetical Calculation Day #1. The stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #1 is greater than or equal to its coupon threshold price and less than its starting price. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	HES	SLB	SU
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on hypothetical calculation day #1:	$91.00	$95.00	$90.00
Hypothetical coupon threshold price:	$65.00	$65.00	$65.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Performance factor (stock closing price on hypothetical calculation day #1 divided by starting price):	91.00%	95.00%	90.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day.

In this example, SU has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical stock closing price of the lowest performing Underlying Stock on the relevant calculation day is greater than or equal to its coupon threshold price, but less than its starting price, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $30.00 per security, determined as follows: (i) $1,000 multiplied by 12.00% per annum divided by (ii) 4.

PRS-16

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

Example 2 – Hypothetical Calculation Day #2. The stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #2 is less than its coupon threshold price. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	HES	SLB	SU
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on hypothetical calculation day #2:	$50.00	$85.00	$80.00
Hypothetical coupon threshold price:	$65.00	$65.00	$65.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Performance factor (stock closing price on hypothetical calculation day #2 divided by starting price):	50.00%	85.00%	80.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day.

In this example, HES has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical stock closing price of the lowest performing Underlying Stock on the relevant calculation day is less than its coupon threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the stock closing prices of the better performing Underlying Stocks on the relevant calculation day are greater than or equal to their coupon threshold prices. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.

Example 3 – Hypothetical Calculation Day #3. The stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #3 is greater than or equal to its starting price. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment and the previously unpaid contingent coupon payments.

	HES	SLB	SU
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on hypothetical calculation day #3:	$115.00	$105.00	$115.00
Hypothetical coupon threshold price:	$65.00	$65.00	$65.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Performance factor (stock closing price on hypothetical calculation day #3 divided by starting price):	115.00%	105.00%	115.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day.

In this example, SLB has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical stock closing price of the lowest performing Underlying Stock on the relevant calculation day is greater than or equal to its starting price, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment and the previously unpaid contingent coupon payments on the applicable contingent coupon payment date, which is also referred to as the call settlement date. Because no contingent coupon payment was received in connection with hypothetical calculation day #2, investors in the securities would also receive the previously unpaid contingent coupon payment on the applicable coupon payment date, which is also referred to as the call settlement date. On the call settlement date, investors in the securities would receive $1,060.00 per security.

You will not receive any further payments after the call settlement date.

PRS-17

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, coupon threshold price, downside threshold price and ending prices for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price, coupon threshold price or downside threshold price. The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and is not the actual starting price for any Underlying Stock. The actual starting price, coupon threshold price and downside threshold price for each Underlying Stock is set forth under “Terms of the Securities” above. For historical data regarding the actual stock closing prices of the Underlying Stocks, see the historical information provided below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its starting price, the maturity payment amount is equal to the face amount of your securities and you receive a final contingent coupon payment and any previously unpaid contingent coupon payment(s):

	HES	SLB	SU
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$145.00	$135.00	$125.00
Hypothetical coupon threshold price:	$65.00	$65.00	$65.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	145.00%	135.00%	125.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, SU has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock.

Since the hypothetical ending price of the lowest performing Underlying Stock is greater than its hypothetical downside threshold price, the maturity payment amount would equal the face amount. Although the hypothetical ending price of the lowest performing Underlying Stock is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Underlying Stock is greater than or equal to its coupon threshold price, you would receive a final contingent coupon payment on the stated maturity date (and any previously unpaid contingent coupon payments).

Example 2. The ending price of the lowest performing Underlying Stock is less than its starting price, but greater than or equal to its coupon threshold price and its downside threshold price. As a result, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment and any previously unpaid contingent coupon payment(s):

	HES	SLB	SU
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$80.00	$115.00	$110.00
Hypothetical coupon threshold price:	$65.00	$65.00	$65.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	80.00%	115.00%	110.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, HES has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock.

Since the hypothetical ending price of the lowest performing Underlying Stock is less than its hypothetical starting price, but not by more than 40.00%, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Underlying Stock is greater than its coupon threshold price, you would receive a final contingent coupon payment on the stated maturity date and any previously unpaid contingent coupon payment(s).

PRS-18

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

Example 3. The ending price of the lowest performing Underlying Stock is less than its starting price and its coupon threshold price, but greater than or equal to its downside threshold price. As a result, the maturity payment amount is equal to the face amount of your securities at maturity; however, you would not receive a final contingent coupon payment (or any previously unpaid contingent coupon payments):

	HES	SLB	SU
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$110.00	$63.00	$90.00
Hypothetical coupon threshold price:	$65.00	$65.00	$65.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	110.00%	63.00%	90.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, SLB has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price, but not by more than 40%, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. However, because the hypothetical ending price of the lowest performing Underlying Stock is less than its coupon threshold price, you would not receive a final contingent coupon payment on the stated maturity date or any previously unpaid contingent coupon payment(s).

Example 4. The ending price of the lowest performing Underlying Stock is less than its downside threshold price, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment or any previously unpaid contingent coupon payment(s):

	HES	SLB	SU
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$120.00	$45.00	$90.00
Hypothetical coupon threshold price:	$65.00	$65.00	$65.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	120.00%	45.00%	90.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, SLB has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock.

Since the hypothetical ending price of the lowest performing Underlying Stock is less than its hypothetical starting price by more than 40.00%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing Underlying Stock on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security. Because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, you would not receive a final contingent coupon payment on the stated maturity date or any previously unpaid contingent coupon payment(s).

PRS-19

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

These examples illustrate that you will not participate in any appreciation of any Underlying Stock, but will be fully exposed to a decrease in the lowest performing Underlying Stock if the ending price of the lowest performing Underlying Stock is less than its downside threshold price, even if the ending prices of the other Underlying Stocks have appreciated or have not declined below their respective downside threshold price.

To the extent that the starting price, coupon threshold price, downside threshold price and ending price of the lowest performing Underlying Stock differ from the values assumed above, the results indicated above would be different.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

Hess Corporation

According to publicly available information, Hess Corporation ("HES") is an energy company engaged in the exploration and production of crude oil and natural gas. Information filed by Hess Corporation with the SEC can be located by reference to its SEC file number: 001-01204, or its CIK Code: 0000004447. Hess Corporation’s common stock is traded on the NYSE under the ticker symbol “HES”.

Historical Information

We obtained the closing prices of HES in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.

The following graph sets forth daily closing prices of HES for the period from January 1, 2019 to September 30, 2024. The closing price on September 30, 2024 was $135.80. The historical performance of HES should not be taken as an indication of its future performance during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of HES should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of HES on any calculation day or its ending price. We cannot give you assurance that the performance of HES will result in any positive return on your investment.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

Schlumberger N.V.

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) ("SLB") engages in the provision of technology for the energy industry. The company operates through four divisions: digital & integration, reservoir performance, well construction, and production systems. Information filed by Schlumberger N.V. with the SEC can be located by reference to its SEC file number: 001-4601, or its CIK Code:0000087347. Schlumberger N.V.’s common stock is traded on the NYSE under the ticker symbol “SLB.”

Historical Information

We obtained the closing prices of SLB in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.

The following graph sets forth daily closing prices of SLB for the period from January 1, 2019 to September 30, 2024. The closing price on September 30, 2024 was $41.95. The historical performance of SLB should not be taken as an indication of its future performance during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of SLB should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of SLB on any calculation day or its ending price. We cannot give you assurance that the performance of SLB will result in any positive return on your investment.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

Suncor Energy Inc.

According to publicly available information, Suncor Energy Inc. ("SU") is an energy company. The company extracts and upgrades oil sands into refinery feedstock and diesel fuel; explores for, develops, and produces natural gas; refines crude oil; markets petroleum and petrochemical products; and operates crude oil pipelines and retail petroleum stations. Information filed by Suncor Energy Inc. with the SEC can be located by reference to its SEC file number: 001-12384, or its CIK Code: 0000311337. Suncor Energy Inc.’s common stock is traded on the NYSE under the ticker symbol “SU.”

Historical Information

We obtained the closing prices of SU in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.

The following graph sets forth daily closing prices of SU for the period from January 1, 2019 to September 30, 2024. The closing price on September 30, 2024 was $36.92. The historical performance of SU should not be taken as an indication of its future performance during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of SU should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of SU on any calculation day or its ending price. We cannot give you assurance that the performance of SU will result in any positive return on your investment.

PRS-23

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

United States Federal Tax Considerations

You should review carefully the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Ashurst LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

In the opinion of our counsel, Ashurst LLP, it is reasonable to treat the securities described in this pricing supplement as a pre-paid cash-settled contingent income-bearing derivative contract in respect of the Underlying Stocks for U.S. federal income tax purposes, and by purchasing a security, you agree (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all tax purposes in accordance with such characterization. Although the U.S. federal income tax treatment of the contingent coupon payments is uncertain, we intend to take the position, and the following discussion assumes, that such contingent coupon payments (including any contingent coupon payment on or with respect to the maturity date) constitute taxable ordinary income to a United States holder at the time received or accrued in accordance with the holder’s regular method of accounting. If the securities are treated as described above, it would be reasonable for a United States holder to take the position that it will recognize capital gain or loss upon the sale, maturity or other disposition of the securities in an amount equal to the difference between the amount a United States holder receives at such time (other than amounts properly attributable to any coupon payments, which would be treated, as described above, as ordinary income) and the United States holder’s tax basis in the securities. In general, a United States holder’s tax basis in the securities will be equal to the price the holder paid for the securities. Capital gain recognized by an individual United States holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses may be subject to limitations.

Non-U.S. Holders. The following discussion applies to non-U.S. holders of the securities and to the extent inconsistent overrides the discussion entitled “United States Federal Tax Considerations” and “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement. A non-U.S. holder is a beneficial owner of a security that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

The U.S. federal income tax treatment of the securities (including proper characterization of the contingent coupon payments for U.S. federal income tax purposes) is uncertain. We intend to withhold (or expect the applicable withholding agent will withhold) U.S. federal income tax at a 30% rate in respect of the contingent coupon payments made to a non-U.S. holder. However, a reduced rate of withholding tax may be available for a non-U.S. holder under an applicable income tax treaty (but subject to withholding tax on dividend equivalent payments under Section 871(m) of the Code discussed below) and withholding tax will not apply if payments are effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (in which case, the non-U.S. holder will be required to provide a Form W-8ECI). We will not pay any additional amounts in respect of such withholding.

To claim benefits under an income tax treaty, a non-U.S. holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable. Certifications may generally be made on a Form W-8BEN or W-8BEN-E, or a substitute or successor form. In addition, special rules may apply to claims for treaty benefits made by corporate non- U.S. holders. A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service. The availability of a lower rate of withholding or an exemption from withholding under an applicable income tax treaty will depend on the proper characterization of the contingent coupon payments under U.S. federal income tax laws and whether such treaty rate or exemption applies to such contingent coupon payments. No assurance can be provided on the proper characterization of the contingent coupon payments for U.S. federal income tax purposes and, accordingly, no assurance can be provided on the availability of benefits under any income tax treaty. Non-U.S. holders should consult their tax advisors in this regard.

You will generally not be subject to U.S. federal income or withholding tax on any gain (other than amounts attributable to any contingent coupon payments) upon the sale or maturity of the securities, provided that (i) you comply with applicable certification requirements, which certification may be made on Form W-8BEN or W-8BEN-E (or a substitute or successor form) on which you certify, under penalties of perjury, that you are not a U.S. person and provide your name and address, (ii) your gain is not effectively connected with your conduct of a U.S. trade or business, and (iii) if you are a non-resident alien individual, you are not present in the U.S. for 183 days or more during the taxable year of the sale or maturity of the securities. In the case of (ii) above, you generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if you were a U.S. holder and, if you are a corporation, you may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of your earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference, directly or indirectly, an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective dates of the U.S. Treasury Department regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on our determination that the securities are not delta-one instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of an Underlying Stock or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

PRS-24

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Hess Corporation, the Common Stock of Schlumberger N.V. and the Common Stock of Suncor Energy Inc. due September 29, 2027

In the event of any withholding on the securities, we, or the applicable withholding agent, will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental Plan of Distribution

Delivery of the securities will be made against payment therefor on the issue date. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade such securities at any time prior to the first business day preceding the issue date will be required, by virtue of the fact that the securities will not settle in T+1, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

Validity of the Securities

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Issuer in conformity with the senior indenture, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities the securities will have been validly executed, authenticated, issued and delivered, to the extent that validity of the securities is a matter governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and will be valid obligations of the Issuer, subject to the following limitations (i) the enforceability of the senior indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the senior indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the senior indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the senior indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to certain assumptions about (i) the Trustees’ authorization, execution and delivery of the senior indenture, (ii) the genuineness of signatures and (iii) certain other matters, all as stated in the letter of such counsel dated May 26, 2022, which has been filed as Exhibit 5.3 to the Issuer's Form 6-K filed with the SEC and dated May 26, 2022.

In the opinion of Ashurst LLP, when the pricing supplement has been attached to, and duly notated on, the master note that represents the securities, the securities will be executed, authenticated, issued and delivered, and the securities have been issued and sold as contemplated by the prospectus supplement and the prospectus, the securities will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the senior indenture, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and subject to general principles of equity, public policy considerations and the discretion of the court before which any suit or proceeding may be brought. This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the senior indenture and the genuineness of signatures and to such counsel’s reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated May 26, 2022, which has been filed as Exhibit 5.4 to the Issuer’s Form 6-K dated May 26, 2022.

PRS-25